Exhibit 10.2

CLOUDFLARE, INC.
2019 EQUITY INCENTIVE PLAN
(Adopted on August 30, 2019; Effective as of one business day immediately prior to the Registration Date; Most recently amended April 26, 2022)

1.Purposes of the Plan.
The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options to Employees and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, and Performance Awards to any Service Provider.
2.Shares Subject to the Plan.
(a)Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:
(i)29,335,000 Shares, plus
(ii)a number of Shares equal to (A) the number of shares of the Company’s Class A or Class B common stock subject to awards granted under the Company’s 2010 Equity Incentive Plan, as amended and restated (the “2010 Plan”) that, after the date the 2010 Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full and (B) the number of shares of the Company’s Class B common stock that, after the date the 2010 Plan is terminated, are forfeited to the Company, tendered to or withheld by the Company for payment of an exercise price or for tax withholding, or repurchased by the Company due to failure to vest, with the maximum number of Shares that may be added to the Plan under this Section 2(a)(ii) being equal to 37,326,953 Shares, plus
(iii)any additional Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b)Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2021 Fiscal Year, in an amount equal to the least of:
(i)29,335,000 Shares,
(ii)5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and
(iii)a lesser number of Shares determined by the Administrator.
(c)Lapsed Awards.
(i)Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.
(ii)Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.
(iii)Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan.

(iv)Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy tax withholding obligations related to an Award will become available for future issuance under the Plan.
(v)Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.
(d)Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Section 2(a)(i) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).
(e)Adjustment. The numbers provided in Sections 2(a), 2(b), and 2(d) will be adjusted as a result of changes in capitalization and any other adjustments under Section 12.
(f)Substitute Awards. If the Committee grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
3.Administration of the Plan.
(a)Procedure.
(i)General. The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.
(ii)Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to 1 or more officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries who are not officers, provided that the delegation must specify any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Awards granted by such officer(s). Such delegation may be revoked at any time by the Board or Committee. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee made up solely of Directors, unless the resolutions delegating the authority permit the officer(s) to use a different form of Award Agreement approved by the Board or a Committee made up solely of Directors.
(b)Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:
(i)to determine the Fair Market Value;
(ii)to approve forms of Award Agreements for use under the Plan (provided that all forms of Award Agreement must be approved by the Board or the Committee of Directors acting as the Administrator);
(iii)to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;
(iv)to determine the number of Shares to be covered by each Award granted;
(v)to determine the terms and conditions, consistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to interpret the Plan and make any decisions necessary to administer the Plan;
(viii)to establish, amend and rescind rules relating to the Plan, including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(ix)to interpret, modify or amend each Award (subject to Section 17), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;
(x)to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 14;
(xi)to delegate ministerial duties to any of the Company’s employees;
(xii)to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and
(xiii)to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.
(c)Termination of Status.
(i)Unless a Participant is on a leave of absence approved by the Company or a member of the Company Group, as set forth in Section 10, or unless otherwise expressly provided in an Award Agreement or required by Applicable Laws, the Participant’s status as a Service Provider, for purposes of the Plan and any Awards granted to him or her under the Plan, will end immediately before midnight U.S. Pacific Time between (x) the date on which the Participant last actively provides continuous services for a member of the Company Group and (y) the immediately following date (such time of termination, (the “Termination of Status Date”)). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence and the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.
(ii)This termination of status as a Service Provider will occur regardless of the reason for such termination, even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where the Participant is providing services, or in violation of the terms of the Participant’s employment or service agreement, if any such agreement exists.
(iii)Unless otherwise expressly provided in an Award Agreement, determined by the Administrator or required by Applicable Laws, a Participant’s right to vest in any Award under the Plan will cease and a Participant’s right to exercise any Award under the Plan after termination, if any, will begin as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing services.
(d)Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(e)Waiver. The Administrator may waive any terms, conditions or restrictions.
(f)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(g)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(h)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(i)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
4.Stock Options.
(a)Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, its per share exercise price (“Exercise Price”), its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b)Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator.
(c)Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option and those form(s) of consideration will be described in the Award Agreement. The consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:
(i)cash;
(ii)check or wire transfer;
(iii)promissory note;
(iv)other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Board or a Committee of Directors;

(vi)consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee of Directors; and
(vii)any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Board or a Committee of Directors).
(d)Incentive Stock Option Limitations.
(i)The Exercise Price of an Incentive Stock Option may not be less than 100% of the Fair Market Value on the Grant Date.
(ii)To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as nonstatutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose the fair market value of the shares subject to an option will be determined as of the grant date of each option.
(iii)The Expiration Date of an Incentive Stock Option will be the day prior to the 10th anniversary of the Grant Date or any earlier date provided in the Award Agreement, subject to clause (iv) below.
(iv)The following rules apply to Incentive Stock Options granted to Participants who own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company:
(1)the Expiration Date of the Incentive Stock Option may not be after the day prior to the 5th anniversary of the Grant Date; and
(2)the Exercise Price may not be less than 110% of the Fair Market Value on the Grant Date.
If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 4(d)(iv)(1) and 4(d)(iv)(2), then the Option will not qualify as an Incentive Stock Option. All Options granted under the Plan are Nonstatutory Stock Options unless specifically designated as Incentive Stock Options in the Award Agreement pursuant to which such Options are granted.
(e)Exercise of Option. An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 2(c)) and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(f)Expiration of Options. Subject to Section 4(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 3(c), 13(b), 13 or 15(b)) or under the Award Agreement.
(g)Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 13, the Option will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 18(a) and (y) its Expiration Date.
5.Restricted Stock.
(a)Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any Period of Restriction (e.g., vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow until the end of the Period of Restriction applicable to such Shares. All grants of Restricted Stock and interpretative decisions about Restricted Stock may be made only by the Administrator.
(b)Restrictions:
(i)Except as provided in this Section 5 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the Period of Restriction applicable to such Shares.
(ii)During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares of Restricted Stock with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.
(iv)Except as otherwise provided in this Section 5 or an Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.
(v)The Administrator may impose, prior to grant, or remove any restrictions on Shares of Restricted Stock.
6.Restricted Stock Units.
(a)Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c)Earning Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 6(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.

(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement and determined by the Administrator. Unless otherwise provided in the Award Agreement, the Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
7.Stock Appreciation Rights.
(a)Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the Exercise Price, its Expiration Date, the conditions of exercise, and such other terms and conditions as the Administrator determines.
(b)Payment of Stock Appreciation Right Amount. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)the excess, if any, between the fair market value on the date of exercise over the Exercise Price multiplied by
(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise.
(c)Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under Sections 13 or 15(b) or under the Award Agreement.
(d)Tolling of Expiration. If exercising an Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 18(a) and (y) its Expiration Date.
8.Performance Stock Units and Performance Shares.
(a)Award Agreement. Each Award of Performance Stock Units/Shares will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”) and the other material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Stock Units/Shares. Each Performance Stock Unit will have an initial value established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value on the Grant Date.

(c)Performance Objectives and Other Terms. The Administrator will set any performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions may determine the number or value of Performance Stock Units/Shares paid out.
(d)Earning of Performance Stock Units/Shares. After an applicable Performance Period has ended, the holder of Performance Stock Units/Shares will be entitled to receive a payout of the number of Performance Stock Units/Shares earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Stock Unit/Share.
(e)Payment of Performance Stock Units/Shares. Payment of earned Performance Stock Units/Shares will be made at the time(s) specified in the Award Agreement Payment with respect to earned Performance Stock Units/Shares may be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator.
9.Performance Awards.
(a)Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period and the material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions will determine the value of the payout for the Performance Awards.
(d)Earning of Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
(e)Payment of Performance Awards. Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment.
10.Leaves of Absence/Transfer Between Locations/Change of Status.
(a)General. Unless otherwise provided by the Administrator, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or other member of the Company Group employing such Employee, (ii) any leave during which the status of an Employee for purposes of the Plan and any Award is protected by Applicable Law, or (iii) any transfer between locations of the Company or members of the Company Group.
(b)Vesting. Unless a leave policy approved by the Administrator provides otherwise or it is otherwise required by Applicable Law, vesting of Awards granted under the Plan will continue only for Participants on an approved leave of absence.
(c)Incentive Stock Option Status. If a Participant’s leave of absence approved by the Company or other member of the Company Group employing such Employee exceeds 3 months and reemployment upon expiration of such leave is not guaranteed by statute or contract, then 3 months following the 1st day of such leave the Participant no longer will be an Employee for Incentive Stock Option purposes. If reemployment upon expiration of such leave of absence is not guaranteed by statute or contract, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(d)Protected Leaves.
(i)Any leave of absence by a Participant will be subject to any Applicable Laws that apply to such leave of absence.
(ii)For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or Company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act or other Applicable Laws), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company or other member of the Company Group, as applicable, through the military leave.
(e)Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:
(i)make a corresponding reduction in the number of Shares or cash amount subject to any portion of an Award that is scheduled to vest or become payable after the date of such reduction in hours; and
(ii)in lieu of or in combination with such a reduction, make a corresponding adjustment to extend the vesting or payment schedule applicable to such Award.
If any such reduction occurs, the Participant will have no right to any portion of the Award that is reduced.
(f)Determinations. The effect of a Company-approved leave of absence, a protected leave of absence, a transfer, or a Participant’s reduction in hours of employment or service on the vesting of an Award shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers by the Compensation Committee of the Board, and any such determination will be final and binding to the maximum extent permitted by Applicable Laws.
11.Transferability of Awards.
(a)General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
(b)Domestic Relations Orders. If approved by the Administrator and not prohibited by Applicable Laws, an Award may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be converted into a Nonstatutory Stock Option as a result of such transfer.
(c)Limited Transfers for the Benefit of Family Members. The Administrator may permit a Grant or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.
(d)Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested, then the service of the Participant will continue to determine whether the Award will vest and any Expiration Date.

12.Adjustments; Dissolution or Liquidation.
(a)Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 2 in such a manner as it deems equitable. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant, at such time prior to the effective date of such proposed transaction as the Administrator determines. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
13.Change in Control.
(a)Administrator Discretion. If a Change in Control or a merger of the Company with or into another corporation or other entity occurs (each, a “Transaction”), each outstanding Award will be treated as the Administrator determines, including, without limitation, that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.
(b)Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction.
(c)Continuation. An Award will be considered continued if, following the Change in Control or merger:
(i)the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria, subject to subsection (iii) below and Section 12(a)); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit, Performance Share or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; or
(ii)the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change of Control. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the

Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.
(iii)Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Award assumption.
(d)The Administrator will have authority to modify Awards in connection with a Change in Control or merger:
(i)in a manner that causes the Awards to lose their tax-preferred status,
(ii)to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the Transaction the Option may only be exercised only to the extent it is vested;
(iii)to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the Transaction.
(e)Non-Continuation. If the successor corporation does not continue an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an Award accelerate as to more than 100% of the Award. If Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
(f)Outside Director Grants. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
14.Tax Matters.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Obligations with respect to such Award or Shares subject to an Award (including without limitation upon exercise of an Award).

(b)Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Obligations, in whole or in part by (without limitation) (i) requiring the Participant to pay cash, (ii) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld, (iii) forcing the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if such greater amount would not result in unfavorable financial accounting treatment, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if such greater amount would not result in unfavorable financial accounting treatment, or (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, provided that, in all instances, the satisfaction of the Tax Obligations will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld.
(c)Compliance With Code Section 409A. Except as otherwise determined by the Administrator, it is intended that Awards will be designed and operated so that they are either exempt from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 14(c) is not a guarantee to any Participant of the consequences of his or her Awards. In no event will the Company or any other member of the Company Group reimburse a Participant for any tax imposed or other costs incurred as a result of Code Section 409A.
15.Other Terms.
(a)No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by Applicable Laws.
(b)Forfeiture Events.
(i)All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 15(b) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
(ii)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such Participant’s Termination Status Date, that would constitute cause for termination of such Participant’s status as a Service Provider.
(iii)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (x) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (y) is one of the individuals subject to automatic forfeiture under

Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
(c)Plan Governs. In the event between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.
16.Term of Plan.
Subject to Section 19, the Plan will become effective upon the business day immediately prior to the Registration Date. It will continue in effect until terminated under Section 17, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board and Section 2(b) will operate only until the 10th anniversary of the date the Plan is adopted by the Board.
17.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
(c)Consent of Participants Generally Required. Subject to Section 17(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and
(ii)Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done
(1)in a manner specified by the Plan,
(2)to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(4)to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), or
(5)to comply with other Applicable Laws.

18.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise thereof, unless the issuance and delivery of such Shares and exercise of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws will relieve the Company of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Failure to Accept Award. If a Participant has not accepted an Award by any deadline determined by the Company and to the extent such acceptance has been required by the Company, or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company), if any, required by the Company by a specified deadline and necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award, then the portion of the Award scheduled to vest on or prior to the applicable deadline will be cancelled on such date and the Shares subject to such portion of the Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator. For the avoidance of doubt, (x) the Company may opt not to require acceptance or any other actions with respect to any Award, and (y) Awards that are fully vested as of the date of grant shall not be subject to the requirements of the foregoing sentence unless otherwise determined by the Administrator.
19.Stockholder Approval.
The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
20.Definitions.
The following definitions are used in this Plan:
(a)“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(b)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Performance Shares, or Performance Awards.
(c)“Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(d)“Board” means the Board of Directors of the Company.

(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this Section 20(e)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For this Section 20(e)(ii), if any Person is in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 20(e)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1)a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(A)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(B)an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C)a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D)an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsections 20(e)(iii)(2)(A) to 20(e)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
A transaction will not be a Change in Control:
(iv)unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or

(v)if its sole purpose is to (1) change the state of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the U.S. Internal Revenue Code of 1986. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.
(h)“Common Stock” means the Class A common stock of the Company.
(i)“Company” means Cloudflare, Inc., a Delaware corporation, or any of its successors.
(j)“Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(k)“Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(l)“Director” means a member of the Board.
(m)“Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company. Notwithstanding, Options awarded to individuals not providing services to the Company or a Subsidiary of the Company should be carefully structured to comply with the payment timing rule of Code Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
(n)“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(o)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(p)“Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date; provided, however, that any broker-assisted cashless exercise of an Option granted hereunder must be completed by the close of market trading on the Expiration Date.
(q)“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;
(iii)For any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement on Form S-1 filed with the United States Securities and Exchange Commission for the initial public offering of the Common Stock; or
(iv)Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections 20(q)(i)or 20(q)(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(r)“Fiscal Year” means a fiscal year of the Company.
(s)“Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.
(t)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(u)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(v)“Option” means a stock option to acquire Shares granted under Section 4.
(w)“Outside Director” means a Director who is not an Employee.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(y)“Participant” means the holder of an outstanding Award.
(z)“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which will be settled for cash, Shares or other securities or a combination of the foregoing under Section 9.
(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine under Section 8.
(bb)“Performance Stock Units” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing under Section 8.

(cc)“Performance Stock Units/Shares” means Performance Stock Units or Performance Shares, as applicable.
(dd)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ee)“Plan” means this 2019 Equity Incentive Plan.
(ff)“Registration Date” means the effective date of the first registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
(gg)“Restricted Stock” means Shares issued under an Award granted under Section 5 or issued as a result of the early exercise of an Option.
(hh)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ii)“Securities Act” means U.S. Securities Act of 1933.
(jj)“Service Provider” means an Employee, Director or Consultant.
(kk)“Share” means a share of Common Stock.
(ll)“Stock Appreciation Right” means an Award granted (alone or in connection with an Option) under Section 7.
(mm)“Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f), in relation to the Company.
(nn)“Tax Obligations” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or a member of the Company Group, (ii) the Participant’s and, to the extent required by the Company, the fringe benefit tax liability of the Company or a member of the Company Group, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award or the Shares subject to an Award.
(oo)“Trading Day” means a day on which the primary stock exchange or national market system on which the Common Stock trades is open for trading.

CLOUDFLARE, INC.
2019 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT
Capitalized terms that are not defined in this Notice of Stock Option Grant and Stock Option Agreement (the “Notice of Grant”), the General Terms and Conditions of Stock Option Grant attached hereto as Exhibit A, the Country-Specific Terms and Conditions of Stock Option Grant attached hereto as Exhibit B, or any other exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the Cloudflare, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”).
The Participant has been granted an Option according to the terms below and subject to the terms and conditions of the Plan and this Agreement:

Participant Name:
Employee Workday I.D.:
Grant Date:
Grant Number:
Vesting Start Date:
Type of Stock Option:
Number of Options Granted:
Exercise Price per Share:
Total Exercise Price:
Expiration Date:
Vesting Schedule:
Subject to the other provisions of this Agreement and the provisions of the Plan, including their exhibits and appendices, unless the vesting is accelerated, this Option will be exercisable to the extent vested on the following schedule:
[insert vesting schedule]
In addition to the vesting terms set forth above for this award, the Option’s vesting will be accelerated in accordance with any vesting acceleration provisions approved by the Administrator. If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in this Option, the unvested portion of this Option will terminate according to the terms of Section 4 of the Terms and Conditions of Stock Option Grant.
Exercise of Option:
Subject to the other provisions of this Agreement and the provisions of the Plan, including their exhibits and appendices:

(a)If the Participant dies or his or her status as a Service Provider is terminated due to his or her Disability, the vested portion of this Option will remain exercisable for 12 months after the Termination of Status Date. For any other termination of status as a Service Provider, the vested portion of this Option will remain exercisable for 3 months after the Termination of Status Date.
(b)If a Transaction occurs, Section 13 of the Plan may further limit this Option’s exercisability.
(c)This Option will not be exercisable after the Expiration Date, except as may be permitted in accordance with Section 4(g) of the Plan (which tolls expiration in very limited cases when there are legal restrictions on exercise).
The Participant’s signature below indicates that:
(i)He or she agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.
(ii)He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.
(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.
(iv)He or she has read and agrees to each provision of Section 11 of the Terms and Conditions of Stock Option Grant.
(v)He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Name
Address:

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.Grant. The Company grants the Participant an Option to purchase Shares of Common Stock as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing this Option, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing this Option.
If the Notice of Grant designates this Option as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Code Section 422. Even if this Option is designated an ISO, to the extent it first become exercisable as to more than $100,000 in any calendar year, the portion in excess of $100,000 is not an ISO under Code Section 422(d) and that portion will be a Nonstatutory Stock Option (“NSO”). In addition, if the Participant exercises the Option after 3 months have passed since he or she ceased to be an employee of the Company or a Parent or Subsidiary of the Company, it will no longer be an ISO. If there is any other reason this Option (or a portion of it) will not qualify as an ISO, to the extent of such nonqualification, the Option will be an NSO. The Participant understands that he or she will have no recourse against the Administrator, any member of the Company Group, or any officer or director of a member of the Company Group if any portion of this Option is not an ISO.
2.Vesting. This Option will only be exercisable (also referred to as vested) under the Vesting Schedule in the Notice of Grant, Section 3 hereof, or Section 13 of the Plan. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
3.Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any portion of this Option. In that case, this Option will be vested as of the date and to the extent specified by the Administrator.
4.Forfeiture upon Termination of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, this Option will immediately stop vesting and any portion of this Option that has not yet vested will be immediately forfeited for no consideration upon: (a) the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator) if the Participant’s termination as a Service Provider is due to the Participant’s death or (b) the Termination of Status Date if the Participant’s termination as a Service Provider is for any reason other than the Participant’s death, in all cases, subject to Applicable Laws. The date of the Participant’s termination as a Service Provider is detailed in Section 3(e) of the Plan and in Section 11(p) hereof.
5.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary, provided such designation is valid under Applicable Laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws.

6.Exercise of Option.
(a)Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement.
(b)Method of Exercise. To exercise this Option, the Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must:
(i)state the number of Shares as to which this Option is being exercised (“Exercised Shares”),
(ii)make any representations or agreements required by the Company,
(iii)be accompanied by a payment of the total Exercise Price for all Exercised Shares, and
(iv)be accompanied by a payment of all required withholding obligations for Tax-Related Items (defined in Section 8(a) hereof) for all Exercised Shares.
The Option is exercised when both the exercise notice and payments due under Sections 6(b)(iii) and 6(b)(iv) have been received by the Company for all Exercised Shares. The Administrator may designate a particular exercise notice to be used, but until a designation is made, the exercise notice attached to this Agreement as Exhibit C may be used.
7.Method of Payment. The Participant may pay the Exercise Price for Exercised Shares by any of the following methods or a combination of methods:
(a)cash;
(b)check;
(c)wire transfer;
(d)consideration received by the Company under a formal cashless exercise program adopted by the Company; or
(e)if permitted in advance by the Company, surrender of other Shares, as long as the Company determines that accepting such Shares does not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the Fair Market Value for those Shares on the date they are surrendered.
A non-U.S. resident’s methods of exercise may be restricted by the Country-Specific Terms and Conditions of Stock Option Grant attached hereto as Exhibit B.
8.Responsibility for Taxes
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the member of the Company Group which employs the Participant or for which the Participant is otherwise providing services (the “Service Recipient”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions paid on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy any withholding obligations the Company and/or the Service Recipient may have for Tax-Related Items. In this regard, the Participant authorizes the Company to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following:
(i)withholding from wages or other cash compensation payable to the Participant by the Company or the Service Recipient;
(ii)withholding from proceeds of the sale of Shares to be issued upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);

(iii)withholding Shares otherwise deliverable to the Participant upon exercise of this Option; and

(iv)any other method acceptable to the Company and permitted under the Plan and Applicable Laws.
The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the withholding obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Exercised Shares, notwithstanding that a number of the Exercised Shares are held back solely for the purpose of satisfying the Tax-Related Items.
(c)The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.
(d)This Section 8(d) applies if the Participant is a U.S. income taxpayer. If this Option is partially or wholly an ISO, and if the Participant sells or otherwise disposes of any the Shares acquired by exercising the ISO portion on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, he or she may be subject to withholding of Tax-Related

Items by the Company on the compensation income recognized by him or her and must immediately notify the Company in writing of the disposition.
9.Forfeiture or Clawback. This Option (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares resulting from the exercise) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 15(b) of the Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.
10.Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
11.Nature of Grant. In accepting this Option, the Participant acknowledges, understands and agrees that:
(a)THE VESTING OF THIS OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND TERMINATION AS A SERVICE PROVIDER PRIOR TO A VESTING DATE DOES NOT ENTITLE THE PARTICIPANT TO ANY PRO-RATA VESTING OR TO COMPENSATION FOR LOST VESTING;
(b)BEING HIRED OR BEING GRANTED THIS OPTION WILL NOT RESULT IN VESTING OF THIS OPTION;
(c)THIS OPTION AND AGREEMENT DO NOT CREATE ANY EMPLOYMENT OR SERVICE CONTRACT WITH THE COMPANY OR ANY OTHER MEMBER OF THE COMPANY GROUP;
(d)THIS OPTION AND AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE SERVICE RECIPIENT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS;
(e)EXERCISE OF THIS OPTION IS GOVERNED STRICTLY BY SECTIONS 6, 7, AND 8 HEREOF AND FAILURE TO COMPLY WITH THOSE SECTIONS COULD RESULT IN THE EXPIRATION OF THIS OPTION, EVEN IF AN ATTEMPT WAS MADE TO EXERCISE THIS OPTION;
(f)ALL GOOD FAITH DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR REGARDING THE PLAN AND AWARDS UNDER THE PLAN ARE BINDING, CONCLUSIVE, AND FINAL. NO MEMBER OF THE ADMINISTRATOR WILL BE PERSONALLY LIABLE FOR ANY SUCH DECISIONS OR INTERPRETATIONS;
(g)THE PLAN IS ESTABLISHED VOLUNTARILY BY THE COMPANY, IS DISCRETIONARY IN NATURE, AND MAY BE AMENDED, SUSPENDED, OR TERMINATED BY THE COMPANY AT ANY TIME, TO THE EXTENT PERMITTED BY THE PLAN;
(h)THE GRANT OF THIS OPTION IS VOLUNTARY AND OCCASIONAL AND DOES NOT CREATE ANY CONTRACTUAL OR OTHER RIGHT TO RECEIVE ANY FUTURE

GRANTS OF OPTIONS, OR ANY OTHER BENEFITS IN LIEU OF OPTIONS, EVEN IF OPTIONS HAVE BEEN GRANTED IN THE PAST;
(i)ALL DECISIONS REGARDING FUTURE AWARDS WILL BE IN THE COMPANY’S SOLE DISCRETION;
(j)THE PARTICIPANT IS VOLUNTARILY PARTICIPATING IN THE PLAN;
(k)THIS OPTION AND ANY SHARES UNDERLYING THIS OPTION, AND THE INCOME FROM AND VALUE OF THIS OPTION AND SUCH SHARES, ARE NOT INTENDED TO REPLACE ANY PENSION RIGHTS OR COMPENSATION;
(l)THIS OPTION AND ANY SHARES UNDERLYING THIS OPTION, AND THE INCOME FROM AND VALUE OF THIS OPTION AND SUCH SHARES, ARE NOT PART OF NORMAL OR EXPECTED COMPENSATION OF THE PARTICIPANT FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, CALCULATING ANY SEVERANCE, RESIGNATION, TERMINATION, REDUNDANCY, DISMISSAL, END-OF-SERVICE PAYMENTS, BONUSES, HOLIDAY PAY, LONG-SERVICE AWARDS, PENSION OR RETIREMENT OR WELFARE BENEFITS, OR SIMILAR PAYMENTS;
(m)THE FUTURE VALUE OF THE SHARES UNDERLYING THIS OPTION IS UNKNOWN, INDETERMINABLE, AND CANNOT BE PREDICTED WITH CERTAINTY;
(n)IF THE UNDERLYING SHARES DO NOT INCREASE IN VALUE, THIS OPTION WILL HAVE NO INTRINSIC MONETARY VALUE;
(o)IF THIS OPTION IS EXERCISED, THE VALUE OF EACH SHARE RECEIVED ON EXERCISE MAY INCREASE OR DECREASE IN VALUE, EVEN BELOW THE EXERCISE PRICE PER SHARE;
(p)FOR PURPOSES OF THIS OPTION, THE PARTICIPANT’S TERMINATION OF STATUS DATE WILL BE THE DATE THE PARTICIPANT IS NO LONGER ACTIVELY PROVIDING SERVICES TO THE COMPANY OR ANY MEMBER OF THE COMPANY GROUP (REGARDLESS OF THE REASON FOR SUCH TERMINATION AND WHETHER OR NOT THE TERMINATION IS LATER FOUND TO BE INVALID OR IN BREACH OF EMPLOYMENT LAWS IN THE JURISDICTION WHERE THE PARTICIPANT IS A SERVICE PROVIDER OR THE TERMS OF HIS OR HER EMPLOYMENT OR SERVICE AGREEMENT, IF ANY) BUT WILL BE EXTENDED BY ANY NOTICE PERIOD (E.G., THE PARTICIPANT’S PERIOD OF SERVICE WOULD INCLUDE ANY CONTRACTUAL NOTICE PERIOD OR ANY PERIOD OF “GARDEN LEAVE” OR SIMILAR PERIOD MANDATED UNDER EMPLOYMENT LAWS IN THE JURISDICTION WHERE THE PARTICIPANT IS A SERVICE PROVIDER OR THE TERMS OF THE PARTICIPANT’S EMPLOYMENT OR SERVICE AGREEMENT, IF ANY) UNLESS THE ADMINISTRATOR, IN ITS SOLE DISCRETION, OTHERWISE DETERMINES THAT SUCH NOTICE PERIOD WILL NOT BE INCLUDED IN THE PARTICIPANT’S PERIOD OF SERVICE; THE ADMINISTRATOR SHALL HAVE THE EXCLUSIVE DISCRETION TO DETERMINE WHEN THE PARTICIPANT IS NO LONGER ACTIVELY PROVIDING SERVICES FOR PURPOSES OF THIS OPTION (INCLUDING WHETHER THE PARTICIPANT MAY STILL BE CONSIDERED TO BE PROVIDING SERVICES WHILE ON A LEAVE OF ABSENCE);
(q)UNLESS OTHERWISE AGREED WITH THE COMPANY, THIS OPTION AND THE SHARES UNDERLYING THIS OPTION, AND THE INCOME FROM AND VALUE OF THIS OPTION AND SUCH SHARES, ARE NOT GRANTED AS CONSIDERATION FOR, OR IN

CONNECTION WITH, THE SERVICE THE PARTICIPANT MAY PROVIDE AS A DIRECTOR OF A MEMBER OF THE COMPANY GROUP;
(r)NO CLAIM OR ENTITLEMENT TO COMPENSATION OR DAMAGES SHALL ARISE FROM ANY FORFEITURE OF THIS OPTION RESULTING FROM THE TERMINATION OF THE PARTICIPANT’S STATUS AS A SERVICE PROVIDER FOR ANY REASON WHATSOEVER, WHETHER OR NOT LATER FOUND TO BE INVALID OR IN BREACH OF EMPLOYMENT LAWS IN THE JURISDICTION WHERE HE OR SHE IS A SERVICE PROVIDER OR THE TERMS OF HIS OR HER EMPLOYMENT OR SERVICE AGREEMENT, IF ANY;
(s)UNLESS OTHERWISE PROVIDED IN THE PLAN OR BY THE COMPANY IN ITS DISCRETION, THIS OPTION AND THE BENEFITS EVIDENCED BY THIS AGREEMENT DO NOT CREATE ANY ENTITLEMENT TO HAVE THIS OPTION OR ANY SUCH BENEFITS TRANSFERRED TO, OR ASSUMED BY, ANOTHER COMPANY NOR TO BE EXCHANGED, CASHED OUT OR SUBSTITUTED FOR, IN CONNECTION WITH ANY CORPORATE TRANSACTION AFFECTING THE COMMON STOCK; AND
(t)IF THE PARTICIPANT WORKS OR RESIDES OUTSIDE THE U.S., NEITHER THE COMPANY, THE SERVICE RECIPIENT, NOR ANY OTHER MEMBER OF THE COMPANY GROUP SHALL BE LIABLE FOR ANY FOREIGN EXCHANGE RATE FLUCTUATION BETWEEN THE PARTICIPANT’S LOCAL CURRENCY AND THE UNITED STATES DOLLAR THAT MAY AFFECT THE VALUE OF THIS OPTION OR ANY AMOUNTS DUE TO THE PARTICIPANT FROM THE PAYMENT OF THIS OPTION OR THE SUBSEQUENT SALE OF ANY SHARES ACQUIRED UPON SUCH PAYMENT.
12.Data Privacy Information and Conset.
(a)Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Participant, including, but not limited to, his or her name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the legitimate purpose of implementing, administering and managing the Participant’s participation in the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers; Transfer Agent and Registrar of Shares. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. and certain of its affiliated companies (“E*TRADE”), an independent service provider based in the United States which is assisting the Company with the implementation, administration and management of the Plan, and as processor of all payments received or made by or on behalf of the Company. The Company transfers Data to Computershare Inc. and its affiliated company, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”) as its sole transfer agent and registrar of Shares, which may assist the Company with the administration of the Plan. The Company may select a different service provider or additional service providers and share Data with such other service providers in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company, E*TRADE and Computershare are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Participant authorizes the Company, E*TRADE and any other possible recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. For the avoidance of doubt, the Company’s legal basis for the transfer of Data, where required, is the Participant’s consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s service relationship. When the Company or the Service Recipient no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes, to the fullest extent possible.
(e)Voluntariness and Consequences of Consent, Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if he or she later seeks to revoke the consent, the Participant’s compensation from or service relationship with the Service Recipient will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Participant this Option or other awards under the Plan or administer or maintain such awards.
(f)Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
(g)Additional Consents. Upon request of the Company or the Service Recipient, the Participant agrees to provide an executed data privacy consent form to the Company and/or the Service Recipient (or any other agreements or consents that may be required by the Company and/or the Service Recipient) that the Company and/or the Service Recipient may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the applicable data privacy laws, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.
13.Miscellaneous
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Cloudflare, Inc., 101 Townsend Street, San Francisco, CA 94107, United States of America, until the Company designates another address in writing.
(b)Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will control.
(c)Electronic Delivery and Acceptance. The Participant agrees that the Company’s delivery of any documents related to the Plan or this Option (including the Plan, the Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. The Participant hereby consents to receive such documents by electronic delivery and agrees to accept awards (including this Option) granted under the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company, now or in the future. The Participant must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(d)Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her or his or her representative following a Disability.
(e)Binding Agreement. If this Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(f)Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to deliver any Shares issuable upon settlement of this Option prior to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares subject to this Option with the SEC, any other U.S. or non-U.S. federal or state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with Applicable Laws.
(g)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(h)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(i)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(j)Country-Specific Terms and Conditions. This Option is subject to any additional terms and conditions set forth in the Country-Specific Terms and Conditions of Stock Option Grant attached hereto as Exhibit B. If the Participant relocates to a country included in the Country-Specific Terms and Conditions of Stock Option Grant, such terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons. The Country-Specific Terms and Conditions of Stock Option Grant constitute part of this Agreement.
(k)Choice of Law; Choice of Forum. The Plan, this Agreement, this Option, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law that would result in the application of laws in any other jurisdiction. For purposes of litigating any dispute that arises under the Plan, the Participant's acceptance of this Option is his or her consent to the exclusive jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted exclusively in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(l)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option, or to comply with other Applicable Laws.
(m)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.
(n)Insider Trading Restrictions/Market Abuse Laws. By accepting this Option, the Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., this Option) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” (or any term of similar applicability) regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
(o)Foreign Asset/Account, Exchange Control and Tax Requirements. The Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Participant’s ability acquire or hold this Option or Shares under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of

Shares) in a brokerage/bank account outside the Participant’s country. The Applicable Laws may require that he or she report this Option, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Participant’s country within a certain time period or according to certain procedures. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with Applicable Laws.
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EXHIBIT B

COUNTRY-SPECIFIC TERMS AND CONDITIONS OF STOCK OPTION GRANT
Terms and Conditions
These Country-Specific Terms and Conditions of Stock Option Grant (“Country-Specific Terms and Conditions”) include additional terms and conditions that govern this Option granted to the Participant under the Plan if he or she works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after this Option is granted, or is considered a resident of another country for local law purposes, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Participant.
Notifications
These Country-Specific Terms and Conditions may also include information regarding certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2020. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in these Country-Specific Terms and Conditions as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant exercises this Option or sells Shares acquired under the Plan.
In addition, the information contained in these Country-Specific Terms and Conditions is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after this Option is granted, or is considered a resident of another country for local law purposes, the information in these Country-Specific Terms and Conditions may not apply to him or her in the same manner.
CHINA

Terms and Conditions

The following provisions apply only to Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Award Conditioned on Satisfaction of Regulatory Obligations. In addition to the vesting requirements set forth in the Agreement, this Option shall not vest or become exercisable until the Company completes the registration of the Plan with SAFE and continues to maintain the effectiveness of such registration. If or to the extent the Company does not complete the registration or maintain the registration, this Option will not vest or become exercisable, and the Company may decide to cancel and forfeit any outstanding Option if it determines that it is not feasible or practical to complete or maintain a SAFE registration.

Termination as Service Provider. Notwithstanding any provision in the Agreement, if the Participant's status as a Service Provider terminates, this Option, to the extent vested and exercisable as of the Termination of Status Date , may be exercised by the Participant only within such time period as required by the Company in accordance with SAFE requirements. If not exercised within such period, this Option will forfeit and be cancelled, without any compensation to the Participant.

Method of Payment. Notwithstanding any provision in the Agreement, the Participant may pay the Exercise Price only by using the payment method described in Section 7(d) of the Terms and Conditions of Stock Option Grant whereby the Participant instructs the broker to immediately sell all of the Shares subject to the exercised Option upon exercise. The Company reserves the right to provide the Participant with additional methods of payment.

Shares Must Remain With Company’s Broker. The Participant agrees to hold any Shares received upon exercise of this Option with the broker designated by the Company for this purpose until the Shares are sold. The limitation shall apply to all Shares issued to the Participant under the Plan, whether or not the Participant remains a Service Provider.

Forced Sale of Shares. The Company has the discretion to arrange for the sale of any Shares issued upon exercise of this Option, either immediately upon issuance or at any time thereafter. In any event, if the Participant’s status as a Service Provider is terminated, the Participant will be required to sell any Shares acquired upon exercise of this Option within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on behalf of the Participant without further consent). The Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. The Participant acknowledges that neither the Company nor the broker is under any obligation to arrange for the sale of Shares at any particular price and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to the Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. The Participant understands and agrees that the Participant will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares. The Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or another member of the Company Group), and the Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or another member of the Company Group) on the Participant’s behalf prior to being delivered to the Participant and that no interest shall be paid with respect to funds held in such account.

The proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to the Participant in local currency, the Participant acknowledges that the Company (or any other member of the Company Group) is under no obligation to secure any particular exchange conversion rate and that the Company (or any other member of the Company Group) may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the net proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Company (or any other member of the Company Group) in the future in order to facilitate compliance with exchange control requirements in China.

Administration. The Company (or any other member of the Company Group) shall not be liable for any costs, fees, lost interest or dividends or other losses that the Participant may incur or suffer resulting from the enforcement of the terms of these Country-Specific Terms and Conditions or otherwise from the Company’s operation of the Plan, the Agreement, the Notice of Grant and this Option in accordance with any Applicable Laws.

Notifications

Exchange Control Information. Chinese residents may be required to report to SAFE all details of their foreign financial assets and liabilities (including Shares acquired under the Plan), as well as details of any economic transactions conducted with non-Chinese residents.

ISRAEL

Terms and Conditions

The following provisions apply if the Participant is an employee of the Company Group providing services in Israel at the time this Option is exercised:

Method of Payment. Due to regulatory requirements, notwithstanding Section 7 of the Terms and Conditions of Stock Option Grant, the Participant will be required to exercise this Option using a cashless sell-all exercise method, pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in cash in accordance with Applicable Laws. The Participant will not be permitted to hold Shares after exercise. The Company reserves the right to provide additional methods of exercise depending on the development of local laws.

Notifications

Securities Law Information. The offer of this Option does not constitute a public offering under the Securities Law, 1968.

Tax Information. This Option is not intended to qualify for tax qualified treatment in Israel, including without limitation, under Section 102 of the Israeli Ordinance and Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

SWEDEN

Responsibility for Taxes. The following provision supplements Section 8 of the Terms and Conditions of Stock Option Grant:

Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Terms and Conditions of Stock Option Grant, in accepting this Option, the Participant authorizes the Company and/or the Service Recipient to withhold Shares that otherwise would be issued to the Participant under the exercised Option or withhold from proceeds of the sale of Shares acquired from vested Option through a voluntary sale or a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), regardless of whether the Company and/or the Service Recipient has an obligation to withhold such Tax-Related Items.

EXHIBIT C
CLOUDFLARE, INC.
2019 EQUITY INCENTIVE PLAN

EXERCISE NOTICE
Cloudflare, Inc.
101 Townsend Street
San Francisco, CA 94107

Attention: Stock Administration

Purchaser Name:
Grant Date of Stock Option (the “Option”):
Grant Number:
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax-Related Items Payment Method:

The information in the table above is incorporated in this Exercise Notice.
1.Exercise of Option. Effective as of the Exercise Date, I elect to purchase the Number of Shares Exercised (“Exercised Shares”) under the applicable Notice of Stock Option Grant and Stock Option Agreement, the General Terms and Conditions of Stock Option Grant, the Country-Specific Terms and Conditions of Stock Option Grant and any other exhibits to these documents (all together, the “Agreement”) for the Total Exercise Price. Capitalized terms used but not defined in this Exercise Notice have the meanings given to them in the 2019 Equity Incentive Plan (the “Plan”) and/or the Agreement.
2.Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required withholding obligations for Tax-Related Items to be paid in connection with the purchase of the Exercised Shares. I am paying my total purchase price by the Exercise Price Payment Method and the Tax-Related Items by the Tax-Related Items Payment Method.
3.Representations of Purchaser. I acknowledge that:
(a)I have received, read, and understood the Plan and the Agreement and agree to be bound by their terms and conditions.

(b)The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.
(c)I have no rights as a stockholder of the Company (including the right to vote and receive dividends and distributions) on the Exercised Shares until the Exercised Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
(d)No adjustment will be made for a dividend or other right for which the record date is before the date of issuance, except for adjustments under Section 12 of the Plan.
(e)There may be adverse tax consequences to exercising the Option, and I am not relying on the Company for tax advice and have had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to exercising.
(f)The modification provision of the Agreement also governs this Exercise Notice.
4.Entire Agreement; Choice of Law; Choice of Forum. The Plan and the Agreement are incorporated by reference. This Exercise Notice, the Plan, and the Agreement are the entire agreement of the parties with respect to the Option and this exercise, and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter. The Plan, the Agreement, and this Exercise Notice, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan (including without limitation under this Exercise Notice), the Participant consents to the exclusive jurisdiction of the State of Delaware and any such litigation being conducted exclusive in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
Submitted by:
PURCHASER:

Signature

Address:

CLOUDFLARE, INC.
2019 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD AND RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms that are not defined in this Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement (the “Notice of Grant”), the General Terms and Conditions of Restricted Stock Unit Award attached hereto as Exhibit A, the Country-Specific Terms and Conditions of Restricted Stock Unit Award attached hereto as Exhibit B, or any other exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the Cloudflare, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”).
The Participant has been granted this Restricted Stock Unit (“RSU”) award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:
Participant    _________________________________________
Participant I.D.     _________________________________________
Grant Number    _________________________________________
Grant Date    _________________________________________
Vesting Start Date    _________________________________________
Number of RSUs Granted    _________________________________________
Vesting Schedule:
Unless the vesting is accelerated, these RSUs will vest on the following schedule:
[insert vesting schedule]
If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these RSUs, the unvested RSUs will terminate according to the terms of Section 5 of the Terms and Conditions of Restricted Stock Unit Award.
The Participant’s signature below indicates that:
(i)He or she agrees that this RSU award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.
(ii)He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.
(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.
(iv)He or she will need to provide a second signature on this Notice of Grant if he or she is a resident of any country in the European Union or European Economic Area, Switzerland or the United Kingdom.

(v)He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Signature

PLEASE ALSO SIGN BELOW IF YOU ARE A RESIDENT OF ANY COUNTRY IN THE EUROPEAN UNION OR EUROPEAN ECONOMIC AREA, SWITZERLAND OR THE UNITED KINGDOM:

By accepting the Agreement and providing an additional signature below, the Participant declares that he or she expressly agrees with the data processing practices described in Section 11 of the Terms and Conditions of Restricted Stock Unit Award and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned in Section 11 of the Terms and Conditions of Restricted Stock Unit Award, including recipients located in countries which do not provide an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described in Section 11 of the Terms and Conditions of Restricted Stock Unit Award. The Participant understands that providing his or her signature below is a condition of receiving the RSU award and that the Company may forfeit the RSU award if a signature is not obtained. The Participant understands that he or she may withdraw consent at any time with future effect for any or no reason as described in Section 11 of the Terms and Conditions of Restricted Stock Unit Award.

PARTICIPANT: ____________________________________________________________________

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
1.Grant. The Company grants the Participant an award of RSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs.
2.Company’s Obligation to Pay. Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of his or her death, to his or her estate or such other person as specified in Section 6 below) in a whole Share as soon as practicable after vesting (but no later than 60 days following the vesting date), subject to him or her satisfying any withholding obligations for Tax-Related Items (as defined in Section 7 below) and any delay in payment required under Section 7 below. The Participant cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under this Agreement.
3.Vesting. These RSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 13 of the Plan. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
4.Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any RSUs at any time, subject to the terms of the Plan. In that case, those RSUs will be vested as of the date specified by the Administrator.
5.Forfeiture upon Termination of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, these RSUs will immediately stop vesting and any of these RSUs that have not yet vested will be forfeited by the Participant upon: (a) the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator) if the Participant’s termination as a Service Provider is due to the Participant’s death or (b) the Termination of Status Date if the Participant’s termination as a Service Provider is for any reason other than the Participant’s death. The date of the Participant’s termination as a Service Provider is detailed in Section 10(m) below.
6.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary, provided such designation is valid under Applicable Laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
7.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the member of the Company Group which employs the Participant or for which the Participant is otherwise providing services (the “Service Recipient”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions paid on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax-withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy any withholding obligations or rights the Company and/or the Service Recipient may have for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient to satisfy any applicable withholding obligation for Tax-Related Items by one or a combination of the following:
(i)withholding from wages or other cash compensation payable to the Participant by the Company or the Service Recipient;
(ii)requiring the Participant to make a cash payment;
(iii)withholding from proceeds of the sale of Shares to be issued upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(iv)withholding Shares otherwise deliverable to the Participant upon settlement of the RSUs; and
(v)any other method acceptable to the Company and permitted under the Plan and Applicable Laws, provided, however, that if the Participant is an officer of the Company within the meaning of Section 16 of the Exchange Act, the obligation for Tax-Related Items will be satisfied only by one or a combination of methods (i), (ii), (iii) and (v) above.
The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares), or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the withholding obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the Tax-Related Items.
(c)The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.
(d)This Section 7(d) does not apply if the Participant is not a U.S. income taxpayer.

(i)If the vesting of any RSUs is accelerated in connection with a termination of the Participant’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Participant is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Participant within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.
(ii)If the Participant’s status as a Service Provider terminates due to death or the Participant dies after he or she stops being a Service Provider, the delay under subsection (i) above will not apply, and these RSUs will be paid in Shares to the Participant’s estate (or such other person as specified in Section 6 above) as soon as practicable.
(iii)All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms will be interpreted according to that intent. In no event will any member of the Company Group have any obligation or liability to reimburse, indemnify, or hold harmless the Participant for any taxes imposed, or other costs incurred, as a result of Code Section 409A.
(iv)Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).
8.Forfeiture or Clawback. These RSUs (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the RSUs) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 15(b) of the Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.
9.Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
10.Nature of Grant. In accepting the RSU award, the Participant acknowledges, understands and agrees that:
(a)THE VESTING OF THE RSUS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER;
(b)BEING HIRED OR BEING GRANTED THESE RSUS WILL NOT RESULT IN VESTING OF THE RSUS;
(c)THE RSUS AND THIS AGREEMENT DO NOT CREATE ANY EMPLOYMENT OR SERVICE CONTRACT WITH THE COMPANY OR ANY OTHER MEMBER OF THE COMPANY GROUP;
(d)THE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE SERVICE RECIPIENT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS;

(e)THE PARTICIPANT ACCEPTS THAT ALL GOOD FAITH DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR REGARDING THE PLAN AND AWARDS UNDER THE PLAN ARE BINDING, CONCLUSIVE, AND FINAL. NO MEMBER OF THE ADMINISTRATOR WILL BE PERSONALLY LIABLE FOR ANY SUCH DECISIONS OR INTERPRETATIONS.
(f)THE PLAN IS ESTABLISHED VOLUNTARILY BY THE COMPANY, IS DISCRETIONARY IN NATURE, AND MAY BE AMENDED, SUSPENDED, OR TERMINATED BY THE COMPANY AT ANY TIME, TO THE EXTENT PERMITTED BY THE PLAN;
(g)THE GRANT OF THE RSUS IS VOLUNTARY AND OCCASIONAL, AND DOES NOT CREATE ANY CONTRACTUAL OR OTHER RIGHT TO RECEIVE ANY FUTURE GRANTS OF RESTRICTED STOCK UNITS OR ANY OTHER BENEFITS IN LIEU OF RESTRICTED STOCK UNITS, EVEN IF RESTRICTED STOCK UNITS HAVE BEEN GRANTED IN THE PAST;
(h)ALL DECISIONS REGARDING FUTURE AWARDS WILL BE IN THE COMPANY’S SOLE DISCRETION;
(i)THE PARTICIPANT IS VOLUNTARILY PARTICIPATING IN THE PLAN;
(j)THE RSUS AND ANY SHARES UNDERLYING THE RSUS, AND THE INCOME FROM AND VALUE OF THE RSUS AND SUCH SHARES, ARE NOT INTENDED TO REPLACE ANY PENSION RIGHTS OR COMPENSATION;
(k)THE RSUS AND ANY SHARES UNDERLYING THE RSUS, AND THE INCOME FROM AND VALUE OF THE RSUS AND SUCH SHARES, ARE NOT PART OF NORMAL OR EXPECTED COMPENSATION OF THE PARTICIPANT FOR ANY PURPOSES INCLUDING, BUT NOT LIMITED TO, CALCULATING ANY SEVERANCE, RESIGNATION, TERMINATION, REDUNDANCY, DISMISSAL, END-OF-SERVICE PAYMENTS, BONUSES, HOLIDAY PAY, LONG-SERVICE AWARDS, PENSION OR RETIREMENT OR WELFARE BENEFITS, OR SIMILAR PAYMENTS;
(l)THE FUTURE VALUE OF THE SHARES UNDERLYING THE RSUS IS UNKNOWN, INDETERMINABLE, AND CANNOT BE PREDICTED WITH CERTAINTY;
(m)FOR PURPOSES OF THE RSUS, THE PARTICIPANT’S TERMINATION OF STATUS DATE WILL BE THE DATE THE PARTICIPANT IS NO LONGER ACTIVELY PROVIDING SERVICES TO THE COMPANY OR ANY MEMBER OF THE COMPANY GROUP (REGARDLESS OF THE REASON FOR SUCH TERMINATION AND WHETHER OR NOT THE TERMINATION IS LATER FOUND TO BE INVALID OR IN BREACH OF EMPLOYMENT LAWS IN THE JURISDICTION WHERE THE PARTICIPANT IS A SERVICE PROVIDER OR THE TERMS OF HIS OR HER EMPLOYMENT OR SERVICE AGREEMENT, IF ANY), AND WILL BE EXTENDED BY ANY NOTICE PERIOD (E.G., THE PARTICIPANT’S PERIOD OF SERVICE WOULD INCLUDE ANY CONTRACTUAL NOTICE PERIOD OR ANY PERIOD OF “GARDEN LEAVE” OR SIMILAR PERIOD MANDATED UNDER EMPLOYMENT LAWS IN THE JURISDICTION WHERE THE PARTICIPANT IS A SERVICE PROVIDER OR THE TERMS OF THE PARTICIPANT’S EMPLOYMENT OR SERVICE AGREEMENT, IF ANY) UNLESS THE ADMINISTRATOR, IN ITS SOLE DISCRETION, OTHERWISE DETERMINES THAT SUCH NOTICE PERIOD WILL NOT BE INCLUDED IN THE PARTICIPANT’S PERIOD OF SERVICE; THE ADMINISTRATOR SHALL HAVE THE EXCLUSIVE DISCRETION TO DETERMINE WHEN THE PARTICIPANT IS NO LONGER ACTIVELY PROVIDING SERVICES FOR PURPOSES OF THE RSUS (INCLUDING WHETHER THE PARTICIPANT MAY STILL BE CONSIDERED TO BE PROVIDING SERVICES WHILE ON A LEAVE OF ABSENCE);

(n)UNLESS OTHERWISE AGREED WITH THE COMPANY, THE RSUS AND THE SHARES UNDERLYING THE RSUS, AND THE INCOME FROM AND VALUE OF THE RSUS AND SUCH SHARES, ARE NOT GRANTED AS CONSIDERATION FOR, OR IN CONNECTION WITH, THE SERVICE THE PARTICIPANT MAY PROVIDE AS A DIRECTOR OF A MEMBER OF THE COMPANY GROUP;
(o)NO CLAIM OR ENTITLEMENT TO COMPENSATION OR DAMAGES SHALL ARISE FROM ANY FORFEITURE OF RSUS RESULTING FROM THE TERMINATION OF THE PARTICIPANT’S STATUS AS A SERVICE PROVIDER FOR ANY REASON WHATSOEVER, WHETHER OR NOT LATER FOUND TO BE INVALID OR IN BREACH OF EMPLOYMENT LAWS IN THE JURISDICTION WHERE HE OR SHE IS A SERVICE PROVIDER OR THE TERMS OF HIS OR HER EMPLOYMENT OR SERVICE AGREEMENT, IF ANY;
(p)UNLESS OTHERWISE PROVIDED IN THE PLAN OR BY THE COMPANY IN ITS DISCRETION, THE RSUS AND THE BENEFITS EVIDENCED BY THIS AGREEMENT DO NOT CREATE ANY ENTITLEMENT TO HAVE THE RSUS OR ANY SUCH BENEFITS TRANSFERRED TO, OR ASSUMED BY, ANOTHER COMPANY NOR TO BE EXCHANGED, CASHED OUT OR SUBSTITUTED FOR, IN CONNECTION WITH ANY CORPORATE TRANSACTION AFFECTING THE COMMON STOCK; AND
(q)IF THE PARTICIPANT WORKS OR RESIDES OUTSIDE THE U.S., NEITHER THE COMPANY, THE SERVICE RECIPIENT NOR ANY OTHER MEMBER OF THE COMPANY GROUP SHALL BE LIABLE FOR ANY FOREIGN EXCHANGE RATE FLUCTUATION BETWEEN THE PARTICIPANT’S LOCAL CURRENCY AND THE UNITED STATES DOLLAR THAT MAY AFFECT THE VALUE OF THESE RSUS OR OF ANY AMOUNTS DUE TO HIM OR HER FROM THE PAYMENT OF THESE RSUS OR THE SUBSEQUENT SALE OF ANY SHARES ACQUIRED UPON SUCH PAYMENT.
11.Data Privacy Information and Consent.
(a)Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Participant, including, but not limited to, his or her name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to Morgan Stanley Smith Barney LLC and certain of its affiliated companies (“Morgan Stanley”), an independent service provider based in the United States which is assisting the Company with the implementation, administration and management of the Plan, and as processor of all payments received or made by or on behalf of the Company. The Company transfers Data to Computershare Inc. and its affiliated company, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”) as its sole transfer agent and registrar of Shares, which may assist the Company with the administrator of the Plan. The Company may select a different service provider or additional service providers and share Data with such other service providers in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company, Morgan Stanley and Computershare are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis for the transfer of Data, where required, is the Participant’s consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s service relationship. When the Company or the Service Recipient no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes, to the fullest extent possible.
(e)Voluntariness and Consequences of Consent, Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if he or she later seeks to revoke the consent, the Participant’s compensation from or service relationship with the Service Recipient will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Participant the RSUs or other awards under the Plan or administer or maintain such awards.
(f)Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
(g)Additional Consents. Upon request of the Company or the Service Recipient, the Participant agrees to provide an executed data privacy consent form to the Company and/or the Service Recipient (or any other agreements or consents that may be required by the Company and/or the Service Recipient) that the Company and/or the Service Recipient may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the applicable data privacy laws, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.
12.Miscellaneous.
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Cloudflare, Inc., 101 Townsend Street, San Francisco, CA 94107, United States of America, until the Company designates another address in writing.
(b)Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will control.
(c)Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company, now or in the future. The Participant must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(d)Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the laws of descent or distribution.
(e)Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(f)Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares subject to the RSUs with the SEC, any other U.S. or non-U.S. federal or state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with Applicable Laws.
(g)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(h)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(i)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of this Agreement.
(j)Country-Specific Terms and Conditions. These RSUs are subject to any additional terms and conditions set forth in the Country-Specific Terms and Conditions of Restricted Stock Unit Award attached hereto as Exhibit B for the Participant’s country. If the Participant relocates to a country included in the Country-Specific Terms and Conditions of Restricted Stock Unit Award, such terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons. The Country-Specific Terms and Conditions of Restricted Stock Unit Award constitute part of this Agreement.
(k)Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law that would result in the application of laws of any other jurisdiction. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these RSUs is his or her consent to the exclusive jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted exclusively in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

(l)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws.
(m)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.
(n)Insider Trading Restrictions/Market Abuse Laws. By accepting the RSU award, the Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” (or any term of similar applicability) regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
(o)Foreign Asset/Account, Exchange Control and Tax Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Participant’s ability acquire or hold RSUs or Shares under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of Shares) in a brokerage/bank account outside the Participant’s country. The Applicable Laws may require that he or she report such RSUs, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Participant’s country within a certain time period or according to certain procedures. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.
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EXHIBIT B
COUNTRY-SPECIFIC TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
Capitalized terms used but not defined in these Country-Specific Terms and Conditions of Restricted Stock Unit Award (“Country-Specific Terms and Conditions”) shall have the meanings set forth in the Plan and/or the Terms and Conditions of Restricted Stock Unit Award.
Terms and Conditions
These Country-Specific Terms and Conditions include additional terms and conditions that govern the RSUs granted to the Participant under the Plan if he or she works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the RSUs are granted, or is considered a resident of another country for local law purposes, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Participant.
Notifications
These Country-Specific Terms and Conditions may also include information regarding certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2023. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in these Country-Specific Terms and Conditions as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan.
In addition, the information contained in these Country-Specific Terms and Conditions is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the RSUs are granted, or is considered a resident of another country for local law purposes, the information in these Country-Specific Terms and Conditions may not apply to him or her in the same manner.
AUSTRALIA
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Securities Law Information. This offer of RSUs is being made under Division 1A Part 7.12 of the Corporations Act of 2001 (Cth). If the Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on applicable disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will have to file the report.

BELGIUM
Notifications
Exchange Control Information. The Participant is required to report to the National Bank of Belgium with account details of any foreign securities or bank accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, (www.nbb.be), under the Kredietcentrales / Centrales des crédits caption.
CANADA
Terms and Conditions
RSUs Settled Only in Shares. Notwithstanding any discretion in Section 6(d) of the Plan, RSUs shall be settled in Shares only.
Termination of Status Date. The following provisions replace Section 10(m) of the Terms and Conditions of Restricted Stock Unit Award:
For purposes of the RSUs, the Participant’s Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws or rules in the jurisdiction where the Participant is a Service Provider or the terms of his or her employment or service agreement, if any) will be the date that is the earliest of:
(a)the date the Participant’s ceases to be a Service Provider,
(b)the date that the Participant receives notice of his or her termination as a Service Provider, or
(c)the date the Participant is no longer actively providing services to the Company or any member of the Company Group, and such date shall exclude any notice period or period of pay in lieu of such notice or related payments or damages provided or required under applicable laws in the Participant’s jurisdiction (including, but not limited to statutory law, regulatory law and/or common law). For greater certainty, the Participant will not be entitled to any pro-rata vesting for that portion of time before the Termination of Status Date, nor will the Participant be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, the Participant acknowledges that his or her right to participate in the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to any pro-rata vesting if the Termination of Status Date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for the lost ability to purchase Shares.
The following provisions will apply if the Participant is a resident of Quebec:
French Language Documents. The following provisions supplement Section 12(b) of the Terms and Conditions of Restricted Stock Unit Award:
A French translation of this Agreement and the Plan have been made available to the Participant. The Participant understands that, from time to time, additional information related to the Plan may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Plan or this Agreement, and unless the Participant indicates otherwise, the French translation of this Agreement and the Plan will govern the Participant’s participation in the Plan. If the Participant transfers residency outside of Quebec, the English version of this Agreement and the Plan will govern the Participant’s participation in the Plan.
Data Privacy. The following provisions supplement Section 11 of the Terms and Conditions of Restricted Stock Unit Award:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Plan. The Participant further authorizes the Company and any member of the Company Group and the administrators of the Plan to disclose and discuss the Plan with their advisors. The Participant acknowledges and agrees that the Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside the Province of Quebec, including to the United States. The Participant further authorizes the Company and any member of the Company Group to record such information and to keep such information in the Participant’s employee file. The Participant also acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Notifications
Securities Law Information. The Participant will not be permitted to sell or otherwise dispose of the Shares acquired upon vesting of the RSUs within Canada. The Participant will only be permitted to sell or dispose of any Shares if such sale or disposal takes place outside of Canada on the facilities on which such Shares are traded.
CHINA

Terms and Conditions

The following provisions apply only to Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Award Conditioned on Satisfaction of Regulatory Obligations. In addition to the vesting requirements set forth in the Notice of Grant and the Agreement, settlement of the RSUs is also conditioned on the Company’s completion of a registration of the Plan and the RSUs with SAFE and on the continued effectiveness of such registration. If or to the extent the Company does not complete the registration or maintain the registration, no Shares shall be issued pursuant to the RSUs, and the Company may decide to cancel and forfeit any outstanding RSUs if it determines that it is not feasible or practical to complete or maintain a SAFE registration.

Shares Must Remain With Company’s Broker. The Participant agrees to hold any Shares received upon settlement of the RSUs with the broker designated by the Company for this purpose until the Shares are sold. The limitation shall apply to all Shares issued to the Participant under the Plan, whether or not the Participant remains a Service Provider.

Forced Sale of Shares. The Company has the discretion to arrange for the sale of the Shares issued upon settlement of the RSUs, either immediately upon settlement or at any time thereafter. In any event, if the Participant’s status as a Service Provider is terminated, the Participant will be required to sell all Shares acquired upon settlement of the RSUs within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on behalf of the Participant without further consent). The Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. The Participant acknowledges that neither the Company nor the broker is under any obligation to arrange for the sale of Shares at any particular price and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to the Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. The Participant understands and agrees that the Participant will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares. The Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or another member of the Company Group), and the Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or another member of the Company Group) on the Participant’s behalf prior to being delivered to the Participant and that no interest shall be paid with respect to funds held in such account.

The proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to the Participant in local currency, the Participant acknowledges that the Company (or any other member of the Company Group) is under no obligation to secure any particular exchange conversion rate and that the Company (or any other member of the Company Group) may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the net proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Company (or any other member of the Company Group) in the future in order to facilitate compliance with exchange control requirements in China.
Administration. The Company (or any other member of the Company Group) shall not be liable for any costs, fees, lost interest or dividends or other losses that the Participant may incur or suffer resulting from the enforcement of the terms of these Country-Specific Terms and Conditions or otherwise from the Company’s operation of the Plan, the Agreement, the Notice of Grant and the RSUs in accordance with any Applicable Laws.
DENMARK
Terms and Conditions
Danish Stock Option Act. If the Participant is an employee at the time of grant or the Danish Stock Option Act otherwise applies to the grant of RSUs, by accepting the RSUs, the Participant acknowledges that the Participant has received the Employer Statement in Danish, which is provided to comply with the Danish Stock Option Act.

EMPLOYER STATEMENT
Pursuant to Section 3(1) of the Act on Stock Options in employment relationships (as amended, the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Cloudflare, Inc. 2019 Equity Incentive Plan (the “Plan”) in a separate written statement.
This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of RSUs from Cloudflare, Inc. (the “Company”) are described in detail in the Plan, the Notice of Grant, and the Agreement, including the Country-Specific Terms and Conditions, which have been made available to you.
1. Date of Grant. The Administrator approved the grant of RSUs under the Plan on the Grant Date. On this basis, the Date of Grant for the RSUs is the Grant Date.
2. Terms or Conditions for the RSU Grant. The grant of RSUs under the Plan is made at the sole discretion of the Administrator. Employees and Consultants (as defined in the Plan) of the Company Group (as defined in the Plan) are eligible to participate in the Plan.
3. Vesting Date of RSUs. The RSUs will vest in accordance with the vesting schedule set forth in the Notice of Grant and the Agreement. If you do not remain employed with the Company Group through the vesting date, you may forfeit all or a portion of your RSUs as of the Termination of Status Date. The Administrator may decide, in its sole discretion, not to make any awards to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future awards.
4. Exercise price. Because each RSU entitles you to receive one share of the Company’s common stock on the date of vesting without any cost to you or other payment required from you, there is no exercise price associated with the RSUs.
5. Your rights upon termination of employment. In the event you terminate employment with the Company Group, the vesting and forfeiture of your RSUs will be determined in accord with the terms of the Agreement. In addition, you will be ineligible to receive any additional RSU grants after your termination.
6. Financial aspects of participating in the Plan. The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of RSUs depends on a number of aspects and thus, you are encouraged to seek particular advice regarding their tax position.
Shares of common stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time of vesting will not only be dependent on the Company’s financial performance, but inter alia, also the general development of the stock markets. In addition, before or after you vest in your RSUs, the shares of the Company’s common stock could decrease in value even below the price on the Grant Date.

Cloudflare, Inc.

ARBEJDSGIVERERKLÆRING
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold ("Aktieoptionsloven" med senere ændringer) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om Cloudflare, Inc.'s 2019 Equity Incentive Plan ("Ordningen").
Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, idet de øvrige vilkår og betingelser for Cloudflares ("Selskabets") tildeling af RSU'er er nærmere beskrevet i Ordningen, i Tildelingsmeddelelsen og i Aftalen, herunder i de landespecifikke vilkår og betingelser, som du har modtaget.
1. Dato for tildeling. Administratoren godkendte tildelingen af RSU'er i henhold til Ordningen på Tildelingsdatoen. Datoen for tildeling af RSU'erne er således Tildelingsdatoen.
2. Vilkår og betingelser for tildelingen af RSU'er. Tildelingen af RSU'er i henhold til Ordningen sker efter Administratorens eget skøn. Medarbejdere og Konsulenter (som defineret i Ordningen) i Koncernen (som defineret i Ordningen) er berettigede til at deltage i Ordningen.
3. Modningsdato for RSU'erne. RSU'erne modnes som beskrevet i den i Tildelingsmeddelelsen og Aftalen indeholdte modningsplan. Hvis du ikke længere er ansat i Koncernen på modningsdatoen, kan dine RSU'er bortfalde helt eller delvist pr. Fratrædelsesdatoen ("Termination of Status Date"). Administratoren kan efter eget skøn vælge ikke at foretage tildelinger til dig i fremtiden. I henhold til bestemmelserne i Ordningen og i Aftalen har du ikke nogen ret til eller noget krav på fremover at modtage tildelinger.
4. Udnyttelseskurs. Da hver RSU giver dig ret til at modtage én ordinær aktie i Selskabet på modningsdatoen uden omkostninger for dig eller anden betaling fra din side, er der ingen udnyttelseskurs knyttet til RSU'erne.
5. Din retsstilling i forbindelse med fratræden. Hvis du ophører med at være ansat i Koncernen, er det indholdet af Aftalen, der afgør, om der sker modning eller fortabelse af dine RSU'er. Derudover vil du ikke være berettiget til at modtage yderligere RSU'er efter din fratræden.
6. Økonomiske aspekter ved at deltage i Ordningen. Tildelingen af RSU'er har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSU'erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af RSU'er afhænger af flere forhold, og du opfordres derfor til at søge særskilt rådgivning vedrørende din skattemæssige situation.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på modningstidspunktet afhænger ikke alene af Selskabets økonomiske resultater, men også af bl.a. den generelle udvikling på aktiemarkedet. Derudover kan kursen på Selskabets ordinære aktier falde til et niveau, der måske endda ligger under kursen på Tildelingsdatoen.

Cloudflare, Inc.

FRANCE

Terms and Conditions

French Language Provision. By accepting the RSUs, the Participant confirms having read and understood the Agreement, the Notice of Grant and the Plan, including all terms and conditions included therein, which were provided in the English language.  The Participant accepts the terms of those documents accordingly.

En acceptant les droits sur des actions assujettis à restrictions (« Restricted Stock Units »), le Participant confirme avoir lu et compris la Convention, l’Avis d’Attribution et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information. The Participant understands that the RSUs are not intended to qualify for special tax or social security treatment in France.
GERMANY
Notifications
Exchange Control Information. Certain transactions related to the RSUs must be reported to the German Federal Bank (Bundesbank) if the value of the transaction exceeds €12,500 (the “Threshold”). If the Participant acquires Shares with a value in excess of the Threshold, the Employer will generally not report the acquisition of such Shares, and the Participant may personally be obligated to report it, to the German Federal Bank.
In addition, the Participant will be required to report (i) any Shares withheld or sold by the Company to satisfy the Employer’s withholding obligations for Tax-Related Items, and (ii) any sale proceeds received when the Participant subsequently sell the Shares, in either case if the value of the Shares exceeds the Threshold. Note that, if the Participant reports the receipt of sale proceeds, the Participant would not need to file a separate report when repatriating the sale proceeds to Germany.
The report must be filed with the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de) or by such other method (e.g., email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such other time as is permitted or required by the Bundesbank. The Participant should consult with their personal advisor to ensure compliance with the applicable reporting requirements.
INDIA

Notifications

Exchange Control Information. The Participant understands that, due to exchange control restrictions in India, he or she is required to repatriate any proceeds from the sale of Shares and any dividends within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation. The Participant agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India.

ISRAEL
Terms and Conditions
The following provisions apply if the Participant is an employee of the Company Group providing services in Israel at the time the RSUs vest:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan, the Notice of Grant or the Agreement, the Participant may be subject to an immediate forced sale restriction, pursuant to which all Shares acquired at vesting and settlement of the RSUs will be immediately sold. The Participant authorizes the Company to instruct its designated broker to assist with the mandatory sale of the Shares (on the Participant’s behalf pursuant to this authorization without further consent) and the Participant expressly authorizes such broker to complete the sale of such Shares. The Participant agrees to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay to the Participant the cash proceeds from the sale, less any brokerage fees or commissions and any Tax-Related Items.
Notifications
Securities Law Information. This offer of RSUs does not constitute a public offering under the Securities Law, 1968.
Tax Information. The RSUs are not intended to qualify for tax qualified treatment in Israel, including without limitation, under Section 102 of the Israeli Ordinance and Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.
JAPAN
Notifications
Exchange Control Information. If the Participant acquires Shares valued at more than JPY 100 million in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares. Participant should consult with his or her personal tax advisor to determine Participant’s reporting obligations.
KOREA
Notifications
Restrictions on Sale of Shares. Korean residents are not permitted to sell foreign securities (e.g., Shares) through non-Korean brokers or deposit funds resulting from the sale of Shares in an account with an overseas financial institution. If a Korean resident wishes to sell Shares acquired under the Plan, the Korean resident may be required to transfer the Shares to a domestic investment broker in Korea and to effect the sale through such broker. The Korean resident is solely responsible for engaging the domestic broker. Non-compliance with the requirement to sell Shares through a domestic broker can result in significant penalties. Because regulations may change without notice, the Participant should consult with a legal advisor to ensure compliance with any regulations applicable to any aspect of participation in the Plan.

MALAYSIA
Notifications
Director Notification Information. If the Participant is a director of a Subsidiary established in Malaysia (a “Malaysian Entity”), the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Entity in writing when the Participant receives an interest (e.g., an RSU award, Shares, etc.) in the Company (or any other member of the Company Group). In addition, the Participant must notify the Malaysian Entity when the Participant sells Shares of the Company or any other member of the Company Group (including when the Participant sells Shares acquired under the Plan). The Participant must also notify the Malaysian Entity if there are any subsequent changes in the Participant's interest in the Company or any other member of the Company Group. These notifications must be made within fourteen days of acquiring or disposing of any interest in the Company or any other member of the Company Group.
MEXICO
Terms and Conditions
Plan Document Acknowledgement. The following provisions supplement Section 10 of the Terms and Conditions of Restricted Stock Unit Award:
By accepting the RSU award, the Participant acknowledges that he or she has received a copy of the Plan, the Notice of Grant and the Agreement, including these Country-Specific Terms and Conditions, which he or she has reviewed. The Participant further acknowledges that he or she accepts all the provisions of the Plan, the Notice of Grant and the Agreement, including these Country-Specific Terms and Conditions. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 10 of the Terms and Conditions of Restricted Stock Unit Award, which clearly provides as follows:
(1)    The Participant’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(3)    The Participant’s participation in the Plan is voluntary; and
(4)    The Company and any other member of the Company Group are not responsible for any decrease in the value of the Shares granted under the Plan.
Labor Law Acknowledgement and Policy Statement. By accepting the RSU award, the Participant acknowledges that Cloudflare, Inc., with registered offices at 101 Townsend Street, San Francisco, California 94107, U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that his or her participation in the Plan, the grant of the RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship or service contract between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Participant and the Service Recipient, and do not form part of the employment conditions and/or benefits provided by the Service Recipient, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or other service relationship.

The Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company and any other member of the Company Group, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.
Términos y Condiciones
Documento de Reconocimiento del Plan. Esta disposición suplementa la Sección 10 de los Términos y Condiciones de las Unidades de Acción Restringidas:
Al aceptar las Unidades de Acción Restringida, el Participante reconoce que ha recibido una copia del Plan, del Aviso de Otorgamiento y del Contrato, incluyendo estos Términos y Condiciones específicos para el País, y que han sido revisados por el o ella.. El Participante reconoce, además, que acepta todas las disposiciones del Plan, del Aviso de Otorgamiento, el Contrato incluyendo los Términos y Condiciones específicos para el País. El Participante también reconoce que ha leído y específica y expresamente aprueba los términos y condiciones establecidos en la Sección 10 de los Términos y Condiciones de las Unidades de Acción Restringidas que claramente establece lo siguiente:
(1)    La participación del Participante en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de manera totalmente discrecional; y
(3)    La participación del Participante en el Plan es voluntaria. y'
(4)     La Compañía ni cualquier otro miembro del Grupo Corporativo serán responsables de cualquier pérdida de valor de las Acciones otorgadas bajo este Plan.
Reconocimiento de Ley Laboral y Declaración de Política. Al aceptar las Unidades de Acción Restringida, el Participante reconoce que Cloudflare, Inc., con oficinas registradas en 101 Townsend Street, San Francisco, California 94107, EE.UU., es únicamente responsable por la administración del Plan. Además, el Participante reconoce que su participación en el Plan, el otorgamiento de las Unidades de Acción Restringida y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral o un contrato de servicio entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base exclusivamente comercial. Con base en lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Participante y el Receptor de los Servicios y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por el Receptor de los Servicios o cualquier subsidiaria de la Compañía receptora de servicios, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones de empleo del Participante.
Además, el Participante entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna para con el Participante.
Finalmente, el Participante en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, al Grupo Corporativo, sus subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir.
Notifications
Securities Law Information. Any RSUs offered under the Plan and the Shares underlying the RSUs have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Notice of Grant, the Agreement and any other document relating to any RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of his or her existing relationship with the Company or another member of the Company Group, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are Service Providers of the Company or another member of the Company Group, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Information. Warning: This is an offer of rights to receive Shares upon vesting of the RSUs subject to the terms of the Agreement, the Notice of Grant and the Plan. Shares, if issued, will give the Participant a stake in the ownership of the Company. In that case, the Participant could receive a return if the Company becomes more valuable, and the Participant may also receive dividends if paid on the Shares.
If the Company runs into financial difficulties and is wound up, the Participant as a stockholder will be paid only after all creditors have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment, if any.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
The Shares are currently traded on the New York Stock Exchange under the ticker symbol “NET” and Shares acquired under the Plan may be sold through this exchange. The Participant may end up selling the Shares at a price that is lower than the value of the Shares when the Participant acquired them. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and

Quarterly Reports on Form 10-Q, which are filed with the SEC and are available online at www.sec.gov, as well as on the Company’s website at (https://cloudflare.NET).
POLAND
Notifications
Exchange Control Information. If the Participant holds foreign securities (including Shares) and/or maintains accounts abroad, the Participant may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts (when combined with all other assets possessed abroad) exceeds PLN7,000,000, the Participant must file a report on the transactions and balances of the accounts on a quarterly basis.
Further, if the Participant transfers funds in excess of €15,000 into or out of Poland in connection with the sale of Shares or the receipt of dividends, the funds must be transferred via a bank account in Poland. If the Participant transfers funds into or out of Poland in excess of PLN 15,000 in connection with the business activity as an entrepreneur, the funds should be transferred via a bank account in Poland for tax deduction purposes. The Participant is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
Terms and Conditions
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglés).
Notifications
Exchange Control Notification. If the Participant is a resident of Portugal and he or she receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, the Participant will be responsible for submitting the report to the Banco de Portugal, unless the Participant engages a Portuguese financial intermediary to file the reports on the Participant’s behalf.
SINGAPORE
Terms and Conditions
Restriction on Sale. The Participant hereby agrees that any Shares acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Notifications
Securities Law Information. The grant of RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If the Participant is a director (including an alternate, substitute or shadow Director) of a Singapore member of the Company Group, the Participant must notify the Singapore member of the Company group in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or any member of the Company Group within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming a director.
SWEDEN
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 7 of the Terms and Conditions of Restricted Stock Unit Award:
Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Terms and Conditions of Restricted Stock Unit Award, in accepting the RSU award, the Participant authorizes the Company and/or the Service Recipient to withhold Shares that otherwise would be issued to the Participant upon payment of the vested RSUs or withhold from proceeds of the sale of Shares acquired upon payment of the vested RSUs through a voluntary sale or a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), regardless of whether the Company and/or the Service Recipient has an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither the Agreement nor any other materials relating to the RSUs (1) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (2) may
be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Service
Provider, or (3) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory
Authority.
UNITED ARAB EMIRATES
Terms and Conditions
Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Restricted Stock Unit Award:
The Participant acknowledges that the RSUs and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts that may be payable.

Notifications
Securities Law Information. Participation in the Plan is being offered only to eligible employees as determined under the Plan, and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Participant understands prospective acquirers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development (1) has approved the Plan or the Agreement, (2) has taken steps to verify the information set out therein, or (3) has any responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provisions supplement Section 7 of the Terms and Conditions of Restricted Stock Unit Award:
Without limitation to Section 7 of the Terms and Conditions of Restricted Stock Unit Award, the Participant hereby agrees that he or she is liable for any Tax-Related Items and hereby covenants to pay such Tax-Related Items, as and when requested by the Company, the Service Recipient or by HM’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company or the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification is viewed as a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute an additional benefit to the Participant, on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Service Recipient for any employee NICs due on this additional benefit, which may be recovered from the Participant by the Company or the Service Recipient by any of the means referred to in Section 7 of the Terms and Conditions of Restricted Stock Unit Award.
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CLOUDFLARE, INC.
2019 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD AND RESTRICTED STOCK AGREEMENT

Capitalized terms that are not defined in this Notice of Restricted Stock Award and Restricted Stock Agreement (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Award, or any of the exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the Cloudflare, Inc. 2019 Equity Incentive Plan (the “Plan”).

The Participant has been granted this Restricted Stock award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant    _________________________________________
Participant I.D.     _________________________________________
Grant Number    _________________________________________
Grant Date    _________________________________________
Vesting Start Date    _________________________________________
Number of RSUs Granted    _________________________________________

Vesting Schedule:

Unless the vesting is accelerated, these Shares of Restricted Stock will vest on the following schedule:

[insert vesting schedule]

In addition to the vesting terms set forth above for this award, the vesting of these Shares of Restricted Stock will be accelerated in accordance with any vesting acceleration provisions approved by the Administrator. If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these Shares of Restricted Stock, the unvested Shares of Restricted Stock will terminate according to the terms of Section 5 of this Agreement.

The Participant’s signature below indicates that:

(i)He or she agrees that this Restricted Stock award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.

(iv)He or she has read and agrees to each provision of Section 10 of this Agreement.

(v)He or she will notify the Company of any change to the contact address below.

PARTICIPANT
_________________________________________________
Signature

Address: _________________________________________

_________________________________________

_________________________________________

_________________________________________

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

1. Grant. The Company grants the Participant an award of Restricted Stock as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these Shares of Restricted Stock, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these Shares of Restricted Stock.

2. Escrow of Shares.

(a)Once the Participant signs this Agreement, all of these Shares of Restricted Stock will be delivered to an escrow holder designated by the Company (the “Escrow Holder”) and will be held by the Escrow Holder until these Shares of Restricted Stock vest or the Participant ceases to be a Service Provider.

(b)The Escrow Holder is not liable for any act it does or does not do for purposes of holding these Shares of Restricted Stock in escrow.

(c)The Escrow Holder will transfer any vested Shares of Restricted Stock to the Participant at his or her request.

(d)The Participant has no right to receive cash dividends on any unvested Shares of Restricted Stock that are held in escrow but has all other rights of a stockholder for such Shares, including the right to vote.

(e)These Shares of Restricted Stock will be subject to any adjustments made according to Section 13(a) of the Plan.

(f)The Company may instruct the transfer agent for the Common Stock to record the restrictions on transfer in this Agreement by placing a legend on the certificates representing the Restricted Stock or otherwise noting its records.

3. Vesting. These Shares of Restricted Stock will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 13 of the Plan. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.

4. Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any number of unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. In that case, those Shares of Restricted Stock will be vested as of the date specified by the Administrator.

5. Forfeiture upon Termination of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, these Shares of Restricted Stock will immediately stop vesting and any of these Shares of Restricted Stock that have not yet vested will be forfeited by the Participant and automatically transferred by the Escrow Holder to the Company at no cost to the Company, subject to Applicable Laws upon: (a) the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator) if Participant’s termination as a Service Provider is due to the

Participant’s death or (b) the Termination of Status Date if Participant’s termination as a Service Provider is for any reason other than the Participant’s death, in all cases, subject to Applicable Laws. The Participant will not be refunded any price paid for such Shares and will have no further rights under this Agreement. The Participant appoints the Escrow Holder with full power of substitution (as the Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Participant) to take any action and execute all documents and instruments, including stock powers necessary to transfer the certificate(s) evidencing such unvested Shares of Restricted Stock to the Company upon such termination. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.

6. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

7. Tax Withholding.

(a) No Shares of Restricted Stock may be released from escrow until the Participant makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or subsequent sale of Shares of Restricted Stock or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by any Appendix (as defined below). If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement when any of these Shares of Restricted Stock otherwise are supposed to vest or Tax-Related Items related to these Shares of Restricted Stock otherwise are due, he or she will permanently forfeit the applicable Shares of Restricted Stock and such Shares of Restricted Stock will be returned to the Company at no cost to the Company.

(b) The Company has the right (but not the obligation) to satisfy any Tax-Related Items by withholding from proceeds of a sale of any of these Shares of Restricted Stock that have vested arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).

(c) The Company also has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to the Participant, and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws.

(d) Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or any member of the Company Group for whom he or she is performing services (each, an “Employer”) or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(e) Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these Shares of Restricted Stock and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these Shares of Restricted Stock to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

8. Forfeiture or Clawback. These Shares of Restricted Stock (including any proceeds, gains or other economic benefit received by the Participant from their subsequent sale) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 15(b) of the Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.

9. Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until these Shares of Restricted Stock have been issued and recorded on the records of the Company or its transfer agents or registrars.

10. Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting these Shares of Restricted Stock indicates that:

(a) HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED OR BEING GRANTED THESE SHARES OF RESTRICTED STOCK DO NOT RESULT IN VESTING.

(b) HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THESE SHARES OF RESTRICTED STOCK AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND DOES NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(c) The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.

(d) The Participant agrees that the Company’s delivery of any documents related to the Plan or these Shares of Restricted Stock (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

(e) The Participant may deliver any documents related to the Plan or these Shares of Restricted Stock to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(f) The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.

(g) The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

(h) The Participant agrees that the grant of these Shares of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock or benefits in lieu of restricted stock, even if restricted stock has been granted in the past.

(i) The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion.

(j) The Participant agrees that he or she is voluntarily participating in the Plan.

(k) The Participant agrees that these Shares of Restricted Stock are not intended to replace any pension rights or compensation.

(l) The Participant agrees that these Shares of Restricted Stock and their income and value are not part of normal or expected compensation for any purpose, including for calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.

(m) The Participant agrees that the future value of these Shares of Restricted Stock is unknown, indeterminable, and cannot be predicted with certainty.

(n) The Participant agrees that, for purposes of these Shares of Restricted Stock , his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.

(o) The Participant agrees that any right to vest in these Shares of Restricted Stock will be extended by any notice period (e.g., the period that he or she is a Service Provider would include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any) and the Termination of Status Date will not occur until the end of such period, unless otherwise expressly provided in this Agreement or determined by the Administrator or required by Applicable Law.

(p) The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of these Shares of Restricted Stock (including whether he or she is still considered to be providing services while on a leave of absence).

(q) The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these Shares of Restricted Stock or of any amounts due to him or her upon the sale of any of these Shares of Restricted Stock.

(r) The Participant has read and agrees to the Data Privacy provisions of Section 11 of this Agreement.

(s) The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of these Shares of Restricted Stock resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of these Shares of Restricted Stock to which he or she is otherwise not entitled, he or she irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability (if any) to bring any such claim, and releases the Company and all members of the Company Group from any such claim. If any such claim is nevertheless allowed by a court of competent jurisdiction, then the Participant’s participation in the Plan constitutes his or her irrevocable agreement to not pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11. Data Privacy.

(a) The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.

(b) The Participant understands that the Company and the Employer(s) may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.

(c) The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan.

(d) The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Shares of Restricted Stock, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer(s) will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain these Shares of Restricted Stock). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

12. Miscellaneous.

(a) Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Cloudflare, Inc., 101 Townsend Street, San Francisco, CA 94107 until the Company designates another address in writing.

(b) Non-Transferability of Restricted Stock. These Shares of Restricted Stock may not be transferred other than by will or the laws of descent or distribution.

(c) Binding Agreement. If any Shares of Restricted Stock are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.

(d) Additional Conditions to Issuance of Stock and Release from Escrow. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of these Shares of Restricted Stock or their release from escrow to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but these Shares of Restricted Stock will not be issued until such conditions have been met in a manner acceptable to the Company.

(e) Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(f) Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(g) Non-U.S. Appendix. These Shares of Restricted Stock are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(h) Choice of Law; Choice of Forum. The Plan, this Agreement, these Shares of Restricted Stock, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these Shares of Restricted Stock is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

(i) Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with other Applicable Laws.

(j) Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

EXHIBIT B

APPENDIX TO RESTRICTED STOCK AGREEMENT

Terms and Conditions

This Appendix to Restricted Stock Agreement (the “Appendix”) includes additional terms and conditions that govern these Shares of Restricted Stock granted to the Participant under the Plan if he or she resides in one of the countries listed below on the Grant Date or he or she moves to one of the listed countries.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [Month] 2019. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after these Shares of Restricted Stock are granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

Countries

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